
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      60,212,474
<SECURITIES>                                         0
<RECEIVABLES>                                2,241,376<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              63,918,338<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                63,918,338<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             3,037,228<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,777,401
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,259,827
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,259,827
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,259,827
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $2,038,288 and interest receivable of $203,088.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,071,318 and net option premiums of $393,170.
<F3>Liabilities include redemptions payable of $757,392, accrued brokerage fees of $389,370 adn accrued management fees of $203,592.
<F4>Total revenue includes realized trading revenue of $3,873,419, net change in unrealized of $(1,456,295) and interest income of $620,104.

